UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009 (December 3, 2009)

COLUMBIA BANCORP (Exact name of registrant as specified in its chapter)

Oregon (State or other jurisdiction of incorporation)	0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)

401 East Third Street, Suite 200, The Dalles, Oregon 97058 (Address of principal executive offices)

(541) 298-6649 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2009, Staci L. Coburn resigned as Executive Vice President, Chief Financial Officer and Secretary of Columbia Bancorp (the “Company”) and Columbia River Bank (the “Bank”), effective as of December 31, 2009.  Ms. Coburn has served as the Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank since November 3, 2008.  Jon K. Morrill, Senior Vice President and Controller of the Bank, will assume Ms. Coburn’s duties as of January 1, 2010.  Mr. Morrill has served as Senior Vice President and Controller of the Bank since April 16, 2008, prior to which he served as Vice President and Assistant Controller of the Bank since September 6, 2005.  Mr. Morrill has 11 years of experience as a certified public accountant and is licensed in both Oregon and Washington.  The Company is confident Mr. Morrill’s tenure of more than four years and previous public accounting background provide him the experience and expertise to assume these new responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Terry L. Cochran
Dated: December 15, 2009	President and Chief Executive Officer